FULL-YEAR 2022 NET INCOME OF $1.2 BILLION, $8.47 PER SHARE
FOURTH QUARTER 2022 NET INCOME OF $350 MILLION, $2.58 PER SHARE
Record Revenue, Robust Loan Growth and Excellent Credit Quality
Maintained Expense Discipline while Supporting Growth Initiatives
"Today we reported record annual earnings per share of $8.47,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. “We generated 8% growth in average loans, excluding PPP loan activity (3% growth with PPP), our highest rate of organic growth in well over a decade, as we expanded relationships and won new customers. Our revenue increased 19% to $3.5 billion, supporting strategic investments in our business while lowering our efficiency ratio to 56%. Credit quality remained excellent. In summary, a successful performance resulting in our ROE increasing to 18.6% and ROA to 1.3%.
"We ended the year strong with fourth quarter net income of $350 million or $2.58 per share. Average loans grew $1.3 billion, or over 2%, and we modestly increased reserves consistent with loan growth and the softening economic outlook. Average deposits decreased; however, we began to see positive trends resulting from pricing actions. Expenses reflected investments in our business that support our revenue-generating activities, and credit quality remained exceptional.
"Moving into 2023, we feel well-positioned to continue to deliver superior financial results with our strong business and geographic profile, loan momentum, reduced interest rate exposure and proven credit discipline. Delivering positive operating leverage remains a priority while we strategically invest to drive growth. Our customers and colleagues have proven their agility, and we remain committed to their success regardless of the economic environment.”

(dollar amounts in millions, except per share data)	4th Qtr '22	3rd Qtr '22	2022	2021
FINANCIAL RESULTS
Net interest income	$742	$707	$2,466	$1,844
Provision for credit losses	33	28	60	(384)
Noninterest income	278	278	1,068	1,123
Noninterest expenses	541	502	1,998	1,861
Pre-tax income	446	455	1,476	1,490
Provision for income taxes	96	104	325	322
Net income	$350	$351	$1,151	$1,168
Diluted earnings per common share	$2.58	$2.60	$8.47	$8.35
Average loans	52,375	51,113	50,460	49,083
Average deposits	71,355	73,976	75,481	77,681
Return on average assets	1.65%	1.63%	1.32%	1.30%
Return on average common shareholders' equity	27.92	23.28	18.63	15.15
Net interest margin	3.74	3.50	3.02	2.21
Efficiency ratio (a)	53.00	50.75	56.32	62.42
Common equity Tier 1 capital ratio (b)	10.02	9.93	10.02	10.13
Tier 1 capital ratio (b)	10.52	10.45	10.52	10.70
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)December 31, 2022 ratios are estimated.

Fourth Quarter 2022 Compared to Third Quarter 2022 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $1.3 billion to $52.4 billion.
•Increases of $879 million in Commercial Real Estate, $331 million in National Dealer Services, $193 million in Corporate Banking, $131 million in Wealth Management and $119 million in Entertainment Lending, partially offset by a decrease of $329 million in Mortgage Banker Finance.
•Average yield on loans (including swaps) increased 81 basis points to 5.45%, primarily driven by higher short-term rates.
Securities decreased $1.4 billion to $19.1 billion.
•Decrease driven by the full quarter impact of market valuation adjustments to the mortgage-backed securities portfolio made in the third quarter.
•Period-end unrealized losses on securities, included in accumulated other comprehensive loss, decreased $73 million to $3.0 billion.
•Average yield on securities increased 3 basis points to 2.11% as lower-yielding securities were paid down.
Deposits decreased $2.6 billion to $71.4 billion.
•Noninterest-bearing and interest-bearing deposits decreased $1.9 billion and $756 million, respectively, due to strategic deposit management as well as customers utilizing balances to fund business activities.
•The average cost of interest-bearing deposits increased 77 basis points to 97 basis points, reflecting relationship-focused pricing in a rising-rate environment.
Net interest income increased $35 million to $742 million.
•Driven by the benefit of higher short-term rates and loan growth, partially offset by lower deposits held with the Federal Reserve Bank as well as higher short-term borrowings.
•Net interest margin increased 24 basis points to 3.74%, driven by higher rates.
Provision for credit losses increased $5 million to $33 million.
•The allowance for credit losses increased $37 million to $661 million at December 31, 2022, reflecting loan growth and continued strong credit metrics as well as a modest deterioration in economic forecasts. As a percentage of total loans, the allowance for credit losses was 1.24%, an increase of 3 basis points.
Noninterest income of $278 million was stable.
•Increases of $9 million in deferred compensation asset returns (offset in noninterest expenses) and $8 million in risk management hedging income were more than offset by decreases of $12 million in derivative income (energy and interest rate), $3 million in service charges on deposit accounts and $3 million in fiduciary income. The increase in risk management hedging income (included in other noninterest income) related to an increase in price alignment (PA) income received for centrally cleared risk management positions.
Noninterest expenses increased $39 million to $541 million.
•Increases of $13 million in other noninterest expenses, $11 million in salaries and benefits expense, $9 million in occupancy expense and $5 million in advertising expense.
◦Other noninterest expenses included increases of $5 million in consulting fees and $3 million each in legal fees and travel and entertainment expense.
◦Salaries and benefits expense included increases of $9 million in deferred compensation expense (offset in other noninterest income), $8 million in severance related to modernization initiatives as well as $4 million in merit increases and staff additions, partially offset by decreases of $7 million in performance-based compensation and $4 million in contract labor.
◦Expenses for certain modernization initiatives increased $11 million to $18 million. These initiatives related to transformation of the retail banking delivery model, alignment of corporate facilities and optimization of technology platforms, comprised of transitional real estate costs (reported in occupancy expense), severance and contract labor (reported in salaries and benefits expense) and asset impairments (reported in other noninterest expenses).
Common equity Tier 1 capital ratio of 10.02% and a Tier 1 capital ratio of 10.52%.
•Declared dividends of $89 million on common stock and $6 million on preferred stock.

Full-Year 2022 Compared to Full-Year 2021 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans increased $1.4 billion, or 3%, to $50.5 billion.
•Excluding the impact of a $2.2 billion decline in PPP loans, loans increased $3.6 billion, or 8%.
•Increases of $1.1 billion in Corporate Banking, $749 million in general Middle Market, $564 million in Equity Fund Services, $408 million in Environmental Services, $284 million in National Dealer Services, $161 million in Commercial Real Estate and $158 million in Entertainment Lending, partially offset by decreases of $1.3 billion in Mortgage Banker Finance, $476 million in Business Banking and $319 million in Retail Banking.
•Average yield on loans increased 102 basis points to 4.27%, primarily driven by the increase in short-term rates and higher loan balances, partially offset by the net impact of PPP loans.
Securities increased $3.3 billion, or 21%, to $19.0 billion.
•Reflects investment of a portion of excess liquidity into mortgage-backed securities, partly offset by maturities of Treasury securities.
•Period-end unrealized losses on securities, included in accumulated other comprehensive loss, was $3.0 billion, compared to $130 million at the end of the previous year.
•Average yield on securities increased 18 basis points to 1.97% from higher yields on purchases and reinvestments.
Deposits decreased $2.2 billion, or 3%, to $75.5 billion.
•Interest-bearing deposits decreased $2.8 billion due to strategic deposit management and customers utilizing balances to fund business activities, partially offset by a $577 million increase in noninterest-bearing deposits.
•The average cost of interest-bearing deposits increased 24 basis points to 30 basis points, reflecting relationship-focused pricing in a rising-rate environment.
Net interest income increased $622 million to $2.5 billion.
•Higher short-term rates and growth in loans and securities balances, partly offset the net impact of PPP loans.
•Net interest margin increased 81 basis points to 3.02%, driven by higher rates and a decrease in lower-yielding deposits held with the Federal Reserve Bank.
Provision for credit losses increased to an expense of $60 million from a benefit of $384 million.
•The allowance for credit losses increased $43 million, reflecting loan growth and continued strong credit metrics as well as a modest deterioration in economic forecasts. As a percentage of total loans, the allowance for credit losses decreased 2 basis points.
•Net loan charge-offs were $17 million, or 0.03% of average loans, compared to net recoveries of $10 million during 2021.
Noninterest income decreased $55 million to $1.1 billion.
•Decreases of $56 million in other noninterest income and $25 million in card fees, partially offset by increases of $10 million in derivative income, $7 million in brokerage fees and $5 million in commercial lending fees.
◦Other noninterest income included decreases of $32 million in deferred compensation asset returns (offset in noninterest expenses), $30 million in warrant-related income and $7 million in investment banking fees, partially offset by an $8 million increase in risk management hedging income related to an increase in PA income received for centrally cleared risk management positions.
Noninterest expenses increased $137 million to $2.0 billion, which included $38 million in expenses for certain modernization initiatives detailed above.
•Increases of $75 million in salaries and benefits expense, $23 million in operational losses, $14 million in occupancy expense, $10 million in travel and entertainment expense, $9 million each in FDIC insurance expense and consulting fees, as well as smaller increases in other categories, partially offset by decreases of $15 million in outside processing fee expense, $8 million in non-salary pension expense and $7 million in legal-related expenses.
◦The increase in salaries and benefits expense included increases of $28 million from annual merit increases, $24 million in performance-based compensation, $18 million in stock-based compensation, $16 million in contract labor and $11 million in severance, partially offset by a decrease of $32 million in deferred compensation expense (offset in other noninterest income).
Returned a total of $391 million to common shareholders.
•Declared dividends of $356 million on common stock and $23 million on preferred stock.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	4th Qtr '22	3rd Qtr '22	2022	2021
Net interest income	$742	$707	$2,466	$1,844
Net interest margin	3.74%	3.50%	3.02%	2.21%
Selected balances:
Total earning assets	$75,538	$77,012	$79,025	$83,719
Total loans	52,375	51,113	50,460	49,083
Total investment securities	19,129	20,540	19,015	15,724
Federal Reserve Bank deposits	3,693	4,967	9,036	18,347

Total deposits	71,355	73,976	75,481	77,681
Total noninterest-bearing deposits	39,955	41,820	42,018	41,441
Short-term borrowings	1,583	144	436	2
Medium- and long-term debt	3,020	2,827	2,818	3,035
Net interest income increased $35 million, and net interest margin increased 24 basis points compared to third quarter 2022. Amounts shown in parenthesis represent the impacts to net interest income and net interest margin, respectively.
•Interest income on loans increased $122 million and improved net interest margin by 56 basis points, driven by higher short-term rates (+$102 million, +52 basis points), higher loan balances (+$19 million, +3 basis points) and other portfolio dynamics (+$1 million, +1 basis point).
•Interest income on investment securities decreased $1 million and improved net interest margin by 2 basis points due to ordinary shifts in the mix of the investment portfolio.
•Interest income on short-term investments increased $5 million and improved net interest margin by 11 basis points, reflecting higher short-term rates (+$24 million, +12 basis points), partially offset by a decrease of $1.3 billion in deposits with the Federal Reserve (-$19 million, -1 basis point).
•Interest expense on deposits increased $62 million and reduced net interest margin by 30 basis points, due to higher rates (-$63 million, -31 basis points), partially offset by lower average deposit balances (+$1 million, +1 basis point).
•Interest expense on debt increased $29 million and reduced net interest margin by 15 basis points, driven by higher rates (-$10 million, -5 basis points) and an increase in average debt, primarily from short-term borrowings (-$19 million,-10 basis points).
The net impact of higher rates to the fourth quarter 2022 net interest income was an increase of $53 million and 28 basis points to the net interest margin.

Credit Quality
"Credit quality remained excellent with $4 million in net recoveries in the fourth quarter and only 3 basis points in net charge-offs for the year," said Farmer. "Criticized (including nonaccrual) loans declined, remaining well below historical averages at 3% of total loans, and our coverage ratio increased. Customers continue to mitigate inflationary pressures where possible and remain optimistic about their ability to navigate the environment. A slightly more negative view of the economy increased our allowance for credit losses to 1.24% of total loans. With our relationship model and consistent approach to credit, we feel well-positioned to continue supporting our customers while maintaining a low risk profile."

(dollar amounts in millions)	4th Qtr '22	3rd Qtr '22	4th Qtr '21
Credit-related charge-offs	$11	$26	$20
Recoveries	15	13	24
Net credit-related (recoveries) charge-offs	(4)	13	(4)
Net credit-related (recoveries) charge-offs/Average total loans	(0.03%)	0.10%	(0.03%)
Provision for credit losses	$33	$28	$(25)

Nonperforming loans	244	262	268
Nonperforming assets (NPAs)	244	262	269
NPAs/Total loans and foreclosed property	0.46%	0.51%	0.55%
Loans past due 90 days or more and still accruing	$23	$72	$27
Allowance for loan losses	610	576	588
Allowance for credit losses on lending-related commitments (a)	51	48	30
Total allowance for credit losses	661	624	618
Allowance for credit losses/Period-end total loans	1.24%	1.21%	1.26%
Allowance for credit losses/Nonperforming loans	2.7x	2.4x	2.3x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses increased $37 million to $661 million at December 31, 2022, or 1.24% of total loans, reflecting loan growth and continued strong credit metrics as well as a modest deterioration in economic forecasts.
•Criticized loans decreased $54 million to $1.6 billion, or 3% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The decrease in criticized loans was primarily driven by Corporate Banking, Environmental Services, Technology and Life Sciences as well as Energy, partially offset by increases in general Middle Market.
•Nonperforming assets decreased $18 million to $244 million, or 0.46% of total loans and foreclosed property, compared to 0.51% in third quarter 2022.
•Net recoveries totaled $4 million, compared to net charge-offs of $13 million in third quarter 2022.

Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at December 31, 2022. A discussion of business segment year-to-date results will be included in Comerica's December 31, 2022 Form 10-K.
Conference Call and Webcast
Comerica will host a conference call to review fourth quarter 2022 financial results at 7 a.m. CT Thursday, January 19, 2023. Interested parties may access the conference call by calling (877) 336-4440 or (409) 207-6984 (Event ID No. 4619582). The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (unfavorable developments concerning credit quality; declines or other changes in the businesses or industries of Comerica's customers; and changes in customer behavior); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from LIBOR towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (impacts from the COVID-19 global pandemic; changes in general economic, political or industry conditions; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events; changes in accounting standards and the critical nature of Comerica's accounting policies; and the volatility of Comerica’s stock price). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 13 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(214) 462-6831

Louis H. Mora	Morgan Mathers
(214) 462-6669	(214) 462-6731

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
(in millions, except per share data)	2022	2022	2021	2022	2021
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$2.58	$2.60	$1.66	$8.47	$8.35
Cash dividends declared	0.68	0.68	0.68	2.72	2.72
Average diluted shares (in thousands)	132,382	132,479	132,870	132,554	136,566
PERFORMANCE RATIOS
Return on average common shareholders' equity	27.92%	23.28%	11.88%	18.63%	15.15%
Return on average assets	1.65	1.63	0.93	1.32	1.30
Efficiency ratio (a)	53.00	50.75	64.24	56.32	62.42
CAPITAL
Common equity tier 1 capital (b), (c)	$7,884	$7,616	$7,064
Tier 1 capital (b), (c)	8,278	8,010	7,458
Risk-weighted assets (b)	78,682	76,661	69,708
Common equity tier 1 capital ratio (b), (c)	10.02%	9.93%	10.13%
Tier 1 capital ratio (b), (c)	10.52	10.45	10.70
Total capital ratio (b)	12.48	12.41	12.35
Leverage ratio (b)	9.54	9.20	7.74
Common shareholders' equity per share of common stock	$36.55	$35.70	$57.41
Tangible common equity per share of common stock (c)	31.62	30.77	52.46
Common equity ratio	5.60%	5.55%	7.93%
Tangible common equity ratio (c)	4.89	4.82	7.30
AVERAGE BALANCES
Commercial loans	$30,585	$30,573	$27,925	$29,846	$29,283
Real estate construction loans	2,978	2,457	2,968	2,607	3,609
Commercial mortgage loans	12,752	12,180	11,212	12,135	10,610
Lease financing	753	690	634	680	596
International loans	1,227	1,234	1,177	1,246	1,063
Residential mortgage loans	1,786	1,761	1,810	1,776	1,813
Consumer loans	2,294	2,218	2,099	2,170	2,109
Total loans	52,375	51,113	47,825	50,460	49,083
Earning assets	75,538	77,012	89,898	79,025	83,719
Total assets	83,808	85,422	96,692	87,272	90,152
Noninterest-bearing deposits	39,955	41,820	45,980	42,018	41,441
Interest-bearing deposits	31,400	32,156	38,557	33,463	36,240
Total deposits	71,355	73,976	84,537	75,481	77,681
Common shareholders' equity	4,887	5,897	7,408	6,057	7,559
Total shareholders' equity	5,281	6,291	7,802	6,451	7,953
NET INTEREST INCOME
Net interest income	$742	$707	$461	$2,466	$1,844
Net interest margin	3.74%	3.50%	2.04%	3.02%	2.21%
CREDIT QUALITY
Nonperforming assets	$244	$262	$269
Loans past due 90 days or more and still accruing	23	72	27
Net credit-related charge-offs (recoveries)	(4)	13	(4)	$17	$(10)
Allowance for loan losses	610	576	588
Allowance for credit losses on lending-related commitments	51	48	30
Total allowance for credit losses	661	624	618
Allowance for credit losses as a percentage of total loans	1.24%	1.21%	1.26%
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.03)	0.10	(0.03)	0.03%	(0.02%)
Nonperforming assets as a percentage of total loans and foreclosed property	0.46	0.51	0.55
Allowance for credit losses as a multiple of total nonperforming loans	2.7x	2.4x	2.3x
OTHER KEY INFORMATION
Number of banking centers	410	410	433
Number of employees - full time equivalent	7,488	7,432	7,442
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    December 31, 2022 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	December 31,	September 30,	December 31,
(in millions, except share data)	2022	2022	2021
	(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$1,758	$1,735	$1,236
Interest-bearing deposits with banks	4,524	4,235	21,443
Other short-term investments	157	159	197
Investment securities available-for-sale	19,012	19,452	16,986
Commercial loans	30,909	30,713	29,366
Real estate construction loans	3,105	2,617	2,948
Commercial mortgage loans	13,306	12,438	11,255
Lease financing	760	713	640
International loans	1,197	1,216	1,208
Residential mortgage loans	1,814	1,753	1,771
Consumer loans	2,311	2,262	2,097
Total loans	53,402	51,712	49,285
Allowance for loan losses	(610)	(576)	(588)
Net loans	52,792	51,136	48,697
Premises and equipment	400	412	454
Accrued income and other assets	6,763	7,014	5,603
Total assets	$85,406	$84,143	$94,616
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$39,945	$42,296	$45,800
Money market and interest-bearing checking deposits	26,290	25,663	31,349
Savings deposits	3,225	3,375	3,167
Customer certificates of deposit	1,762	1,661	1,973
Other time deposits	124	—	—
Foreign office time deposits	51	21	50
Total interest-bearing deposits	31,452	30,720	36,539
Total deposits	71,397	73,016	82,339
Short-term borrowings	3,211	508	—
Accrued expenses and other liabilities	2,593	2,534	1,584
Medium- and long-term debt	3,024	3,016	2,796
Total liabilities	80,225	79,074	86,719
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,220	2,209	2,175
Accumulated other comprehensive loss	(3,742)	(3,587)	(212)
Retained earnings	11,258	11,005	10,494
Less cost of common stock in treasury - 97,197,962 shares at 12/31/22, 97,244,273 shares at 9/30/22 and 97,476,872 shares at 12/31/21	(6,090)	(6,093)	(6,095)
Total shareholders' equity	5,181	5,069	7,897
Total liabilities and shareholders' equity	$85,406	$84,143	$94,616

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Comerica Incorporated and Subsidiaries

	Three Months Ended		Years Ended
	December 31,		December 31,
(in millions, except per share data)	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Interest and fees on loans	$719	$393	$2,153	$1,594
Interest on investment securities	118	71	414	280
Interest on short-term investments	39	10	105	27
Total interest income	876	474	2,672	1,901
INTEREST EXPENSE
Interest on deposits	78	5	102	22
Interest on short-term borrowings	16	—	17	—
Interest on medium- and long-term debt	40	8	87	35
Total interest expense	134	13	206	57
Net interest income	742	461	2,466	1,844
Provision for credit losses	33	(25)	60	(384)
Net interest income after provision for credit losses	709	486	2,406	2,228
NONINTEREST INCOME
Card fees	68	71	273	298
Fiduciary income	55	60	233	231
Service charges on deposit accounts	47	50	195	195
Commercial lending fees	28	28	109	104
Derivative income	23	27	109	99
Bank-owned life insurance	10	11	47	43
Letter of credit fees	10	10	38	40
Brokerage fees	7	3	21	14
Other noninterest income	30	29	43	99
Total noninterest income	278	289	1,068	1,123
NONINTEREST EXPENSES
Salaries and benefits expense	318	292	1,208	1,133
Outside processing fee expense	63	66	251	266
Occupancy expense	53	44	175	161
Software expense	41	38	161	155
Equipment expense	14	12	50	50
Advertising expense	14	10	38	35
FDIC insurance expense	7	5	31	22
Other noninterest expenses	31	19	84	39
Total noninterest expenses	541	486	1,998	1,861
Income before income taxes	446	289	1,476	1,490
Provision for income taxes	96	61	325	322
NET INCOME	350	228	1,151	1,168
Less:
Income allocated to participating securities	2	1	6	5
Preferred stock dividends	6	6	23	23
Net income attributable to common shares	$342	$221	$1,122	$1,140
Earnings per common share:
Basic	$2.61	$1.69	$8.56	$8.45
Diluted	2.58	1.66	8.47	8.35
Comprehensive income (loss)	195	223	(2,379)	892
Cash dividends declared on common stock	89	89	356	365
Cash dividends declared per common share	0.68	0.68	2.72	2.72

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Fourth	Third	Second	First	Fourth	Fourth Quarter 2022 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Third Quarter 2022		Fourth Quarter 2021
(in millions, except per share data)	2022	2022	2022	2022	2021	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$719	$597	$454	$383	$393	$122	20%	$326	83%
Interest on investment securities	118	119	100	77	71	(1)	—	47	64
Interest on short-term investments	39	34	23	9	10	5	13	29	n/m
Total interest income	876	750	577	469	474	126	17	402	84
INTEREST EXPENSE
Interest on deposits	78	16	4	4	5	62	n/m	73	n/m
Interest on short-term borrowings	16	1	—	—	—	15	n/m	16	n/m
Interest on medium- and long-term debt	40	26	12	9	8	14	57	32	n/m
Total interest expense	134	43	16	13	13	91	n/m	121	n/m
Net interest income	742	707	561	456	461	35	5	281	61
Provision for credit losses	33	28	10	(11)	(25)	5	16	58	n/m
Net interest income after provision for credit losses	709	679	551	467	486	30	5	223	46
NONINTEREST INCOME
Card fees	68	67	69	69	71	1	2	(3)	(4)
Fiduciary income	55	58	62	58	60	(3)	(6)	(5)	(9)
Service charges on deposit accounts	47	50	50	48	50	(3)	(7)	(3)	(7)
Commercial lending fees	28	29	30	22	28	(1)	(6)	—	—
Derivative income	23	35	29	22	27	(12)	(35)	(4)	(12)
Bank-owned life insurance	10	12	12	13	11	(2)	(17)	(1)	(6)
Letter of credit fees	10	10	9	9	10	—	—	—	—
Brokerage fees	7	6	4	4	3	1	16	4	n/m
Other noninterest income	30	11	3	(1)	29	19	n/m	1	6
Total noninterest income	278	278	268	244	289	—	—	(11)	(4)
NONINTEREST EXPENSES
Salaries and benefits expense	318	307	294	289	292	11	4	26	10
Outside processing fee expense	63	64	62	62	66	(1)	—	(3)	(4)
Occupancy expense	53	44	40	38	44	9	19	9	21
Software expense	41	40	41	39	38	1	—	3	4
Equipment expense	14	12	13	11	12	2	16	2	15
Advertising expense	14	9	8	7	10	5	42	4	28
FDIC insurance expense	7	8	8	8	5	(1)	(1)	2	57
Other noninterest expenses	31	18	16	19	19	13	81	12	65
Total noninterest expenses	541	502	482	473	486	39	8	55	11
Income before income taxes	446	455	337	238	289	(9)	(2)	157	54
Provision for income taxes	96	104	76	49	61	(8)	(8)	35	57
NET INCOME	350	351	261	189	228	(1)	(1)	122	54
Less:
Income allocated to participating securities	2	2	1	1	1	—	—	1	70
Preferred stock dividends	6	6	5	6	6	—	—	—	—
Net income attributable to common shares	$342	$343	$255	$182	$221	$(1)	(1%)	$121	55%
Earnings per common share:
Basic	$2.61	$2.63	$1.94	$1.39	$1.69	$(0.02)	(1%)	$0.92	54%
Diluted	2.58	2.60	1.92	1.37	1.66	(0.02)	(1)	0.92	55
Comprehensive income (loss)	195	(1,282)	(520)	(772)	223	1,477	n/m	(28)	(12)
Cash dividends declared on common stock	89	89	89	89	89	—	—	—	—
Cash dividends declared per common share	0.68	0.68	0.68	0.68	0.68	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2022				2021
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance at beginning of period:
Allowance for loan losses	$576	$563	$554	$588	$609
Allowance for credit losses on lending-related commitments	48	46	45	30	30
Allowance for credit losses	624	609	599	618	639
Loan charge-offs:
Commercial	10	25	13	15	14
Real estate construction	—	—	—	1	—
Commercial mortgage	—	—	—	1	2
International	—	—	—	—	3
Consumer	1	1	—	1	1
Total loan charge-offs	11	26	13	18	20
Recoveries on loans previously charged-off:
Commercial	13	12	12	8	23
Real estate construction	1	—	—	—	—
Commercial mortgage	—	—	—	1	—
Residential mortgage	—	1	—	—	1
Consumer	1	—	1	1	—
Total recoveries	15	13	13	10	24
Net loan (recoveries) charge-offs	(4)	13	—	8	(4)
Provision for credit losses:
Provision for loan losses	30	26	9	(26)	(25)
Provision for credit losses on lending-related commitments	3	2	1	15	—
Provision for credit losses	33	28	10	(11)	(25)
Balance at end of period:
Allowance for loan losses	610	576	563	554	588
Allowance for credit losses on lending-related commitments	51	48	46	45	30
Allowance for credit losses	$661	$624	$609	$599	$618
Allowance for credit losses as a percentage of total loans	1.24%	1.21%	1.18%	1.21%	1.26%
Net loan (recoveries) charge-offs as a percentage of average total loans	(0.03)	0.10	—	0.06	(0.03)

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2022				2021
(in millions)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$142	$154	$161	$163	$173
Real estate construction	3	4	4	4	6
Commercial mortgage	23	25	29	27	32
International	3	5	5	5	5
Total nonaccrual business loans	171	188	199	199	216
Retail loans:
Residential mortgage	53	56	49	53	36
Consumer:
Home equity	15	14	13	14	12
Other consumer	1	1	1	3	—
Total nonaccrual retail loans	69	71	63	70	48
Total nonaccrual loans	240	259	262	269	264
Reduced-rate loans	4	3	3	4	4
Total nonperforming loans	244	262	265	273	268
Foreclosed property	—	—	1	1	1
Total nonperforming assets	$244	$262	$266	$274	$269
Nonperforming loans as a percentage of total loans	0.46%	0.51%	0.52%	0.55%	0.54%
Nonperforming assets as a percentage of total loans and foreclosed property	0.46	0.51	0.52	0.55	0.55
Allowance for credit losses as a multiple of total nonperforming loans	2.7x	2.4x	2.3x	2.2x	2.3x
Loans past due 90 days or more and still accruing	$23	$72	$12	$26	$27
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$259	$262	$269	$264	$291
Loans transferred to nonaccrual (a)	16	45	30	41	15
Nonaccrual loan gross charge-offs	(11)	(26)	(13)	(18)	(20)
Loans transferred to accrual status (a)	(7)	—	—	(4)	—
Nonaccrual loans sold	(2)	(4)	(9)	—	—
Payments/other (b)	(15)	(18)	(15)	(14)	(22)
Nonaccrual loans at end of period	$240	$259	$262	$269	$264
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Years Ended
	December 31, 2022			December 31, 2021
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a), (b)	$29,846	$1,278	4.28%	$29,283	$1,009	3.45%
Real estate construction loans	2,607	132	5.07	3,609	123	3.40
Commercial mortgage loans	12,135	513	4.22	10,610	305	2.88
Lease financing (c)	680	21	3.12	596	(2)	(0.37)
International loans	1,246	56	4.46	1,063	33	3.14
Residential mortgage loans	1,776	56	3.16	1,813	55	3.04
Consumer loans	2,170	97	4.49	2,109	71	3.34
Total loans	50,460	2,153	4.27	49,083	1,594	3.25
Mortgage-backed securities (d)	16,199	385	2.14	11,747	224	1.92
U.S. Treasury securities (e)	2,816	29	0.98	3,977	56	1.42
Total investment securities	19,015	414	1.97	15,724	280	1.79
Interest-bearing deposits with banks (f)	9,376	104	1.02	18,729	27	0.14
Other short-term investments	174	1	0.81	183	—	0.22
Total earning assets	79,025	2,672	3.27	83,719	1,901	2.27
Cash and due from banks	1,481			1,006
Allowance for loan losses	(569)			(729)
Accrued income and other assets	7,335			6,156
Total assets	$87,272			$90,152
Money market and interest-bearing checking deposits (g)	$28,347	94	0.33	$31,063	18	0.06
Savings deposits	3,304	2	0.05	3,018	—	0.01
Customer certificates of deposit	1,756	5	0.30	2,110	4	0.21
Other time deposits	16	1	4.17	—	—	—
Foreign office time deposits	40	—	1.05	49	—	0.08
Total interest-bearing deposits	33,463	102	0.30	36,240	22	0.06
Federal funds purchased	82	3	3.28	2	—	—
Other short-term borrowings	354	14	4.08	—	—	—
Medium- and long-term debt	2,818	87	3.07	3,035	35	1.11
Total interest-bearing sources	36,717	206	0.56	39,277	57	0.14
Noninterest-bearing deposits	42,018			41,441
Accrued expenses and other liabilities	2,086			1,481
Shareholders' equity	6,451			7,953
Total liabilities and shareholders' equity	$87,272			$90,152
Net interest income/rate spread		$2,466	2.71		$1,844	2.13
Impact of net noninterest-bearing sources of funds			0.31			0.08
Net interest margin (as a percentage of average earning assets)			3.02%			2.21%
(a)Interest income on commercial loans included $(25) million and $95 million of business loan swap (loss) income for the years ended December 31, 2022 and 2021, respectively.
(b)Included PPP loans with average balances of $147 million and $2.3 billion, interest income of $11 million and $111 million and average yields of 7.25% and 4.77% for the year ended December 31, 2022 and 2021, respectively.
(c)The year ended December 31, 2021 included residual value adjustments totaling $20 million, or a 4 basis point impact to average loan yield.
(d)Average balances included $(1.8) billion and $61 million of unrealized (losses) gains for the years ended December 31, 2022 and 2021, respectively; yields calculated gross of these unrealized gains and losses.
(e)Average balances included $(117) million and $27 million of unrealized (losses) gains for the years ended December 31, 2022 and 2021, respectively; yields calculated gross of these unrealized gains and losses.
(f)Average balances excluded $769 million and $375 million of collateral posted and netted against derivative liability positions for the years ended December 31, 2022 and 2021, respectively; yields calculated gross of derivative netting amounts.
(g)Average balances excluded $128 million and $156 million of collateral received and netted against derivative asset positions for the years ended December 31, 2022 and 2021, respectively; rates calculated gross of derivative netting amounts.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a), (b)	$30,585	$402	5.21%	$30,573	$362	4.69%	$27,925	$240	3.42%
Real estate construction loans	2,978	51	6.83	2,457	33	5.44	2,968	26	3.52
Commercial mortgage loans	12,752	189	5.86	12,180	141	4.59	11,212	81	2.89
Lease financing	753	8	4.35	690	4	2.10	634	5	2.89
International loans	1,227	20	6.22	1,234	15	4.89	1,177	9	3.06
Residential mortgage loans	1,786	15	3.52	1,761	16	3.47	1,810	14	3.02
Consumer loans	2,294	34	5.88	2,218	26	4.77	2,099	18	3.29
Total loans	52,375	719	5.45	51,113	597	4.64	47,825	393	3.26
Mortgage-backed securities (c)	16,373	111	2.28	17,752	111	2.25	13,303	61	1.85
U.S. Treasury securities (d)	2,756	7	0.97	2,788	8	0.97	3,303	10	1.18
Total investment securities	19,129	118	2.11	20,540	119	2.08	16,606	71	1.71
Interest-bearing deposits with banks (e)	3,868	39	3.82	5,194	33	2.12	25,271	10	0.15
Other short-term investments	166	—	1.52	165	1	0.96	196	—	0.21
Total earning assets	75,538	876	4.41	77,012	750	3.71	89,898	474	2.10
Cash and due from banks	1,528			1,529			1,105
Allowance for loan losses	(576)			(563)			(605)
Accrued income and other assets	7,318			7,444			6,294
Total assets	$83,808			$85,422			$96,692
Money market and interest-bearing checking deposits (f)	$26,301	73	1.09	$27,125	15	0.22	$33,326	4	0.05
Savings deposits	3,306	1	0.13	3,365	1	0.05	3,148	—	0.01
Customer certificates of deposit	1,700	3	0.65	1,632	—	0.21	2,032	1	0.19
Other time deposits	62	1	4.21	—	—	—	—	—	—
Foreign office time deposits	31	—	2.81	34	—	1.42	51	—	0.07
Total interest-bearing deposits	31,400	78	0.97	32,156	16	0.20	38,557	5	0.05
Federal funds purchased	241	2	3.59	79	1	2.50	2	—	—
Other short-term borrowings	1,342	14	4.14	65	—	3.04	—	—	—
Medium- and long-term debt	3,020	40	5.28	2,827	26	3.60	2,819	8	1.17
Total interest-bearing sources	36,003	134	1.47	35,127	43	0.48	41,378	13	0.13
Noninterest-bearing deposits	39,955			41,820			45,980
Accrued expenses and other liabilities	2,569			2,184			1,532
Shareholders' equity	5,281			6,291			7,802
Total liabilities and shareholders' equity	$83,808			$85,422			$96,692
Net interest income/rate spread		$742	2.94		$707	3.23		$461	1.97
Impact of net noninterest-bearing sources of funds			0.80			0.27			0.07
Net interest margin (as a percentage of average earning assets)			3.74%			3.50%			2.04%
(a)Interest income on commercial loans included $(70) million, $(2) million and $23 million of business loan swap (loss) income for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(b)Included PPP loans with average balances of $40 million, $67 million and $689 million, interest income of $1 million, $1 million and $16 million and average yields of 3.52%, 7.71% and 8.97% for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.
(c)Average balances included $3.0 billion, $2.0 billion and $80 million of unrealized losses for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively; yields calculated gross of these unrealized losses.
(d)Average balances included $157 million, $134 million and $6 million of unrealized losses for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively; yields calculated gross of these unrealized losses.
(e)Average balances excluded $96 million, $1.1 billion and $558 million of collateral posted and netted against derivative liability positions for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively; yields calculated gross of derivative netting amounts.
(f)Average balances excluded $183 million, $189 million and $165 million of collateral received and netted against derivative asset positions for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

					Accumulated
	Nonredeemable	Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	(Loss) Income	Earnings	Stock	Equity
BALANCE AT SEPTEMBER 30, 2021	$394	131.0	$1,141	$2,170	$(207)	$10,366	$(6,061)	$7,803
Net income	—	—	—	—	—	228	—	228
Other comprehensive loss, net of tax	—	—	—	—	(5)	—	—	(5)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Purchase of common stock	—	(0.5)	—	—	—	—	(50)	(50)
Net issuance of common stock under employee stock plans	—	0.2	—	—	—	(5)	16	11
Share-based compensation	—	—	—	5	—	—	—	5
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
BALANCE AT SEPTEMBER 30, 2022	$394	130.9	$1,141	$2,209	$(3,587)	$11,005	$(6,093)	$5,069
Net income	—	—	—	—	—	350	—	350
Other comprehensive loss, net of tax	—	—	—	—	(155)	—	—	(155)
Cash dividends declared on common stock ($0.68 per share)	—	—	—	—	—	(89)	—	(89)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.1	—	(1)	—	(2)	3	—
Share-based compensation	—	—	—	12	—	—	—	12
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
BALANCE AT DECEMBER 31, 2020	$394	139.2	$1,141	$2,185	$64	$9,727	$(5,461)	$8,050
Net income	—	—	—	—	—	1,168	—	1,168
Other comprehensive loss, net of tax	—	—	—	—	(276)	—	—	(276)
Cash dividends declared on common stock ($2.72 per share)	—	—	—	—	—	(365)	—	(365)
Cash dividends declared on preferred stock	—	—	—	—	—	(23)	—	(23)
Purchase of common stock	—	(9.5)	—	(24)	—	—	(699)	(723)
Net issuance of common stock under employee stock plans	—	1.0	—	(27)	—	(13)	65	25
Share-based compensation	—	—	—	41	—	—	—	41
BALANCE AT DECEMBER 31, 2021	$394	130.7	$1,141	$2,175	$(212)	$10,494	$(6,095)	$7,897
Net income	—	—	—	—	—	1,151	—	1,151
Other comprehensive loss, net of tax	—	—	—	—	(3,530)	—	—	(3,530)
Cash dividends declared on common stock ($2.72 per share)	—	—	—	—	—	(356)	—	(356)
Cash dividends declared on preferred stock	—	—	—	—	—	(23)	—	(23)
Purchase of common stock	—	(0.4)	—	—	—	—	(36)	(36)
Net issuance of common stock under employee stock plans	—	0.7	—	(15)	—	(8)	41	18
Share-based compensation	—	—	—	60	—	—	—	60
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended December 31, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$521	$216	$61	$(69)	$13	$742
Provision for credit losses	31	4	(2)	—	—	33
Noninterest income	146	33	72	22	5	278
Noninterest expenses	250	182	89	1	19	541
Provision (benefit) for income taxes	84	13	10	(12)	1	96
Net income (loss)	$302	$50	$36	$(36)	$(2)	$350
Net credit-related (recoveries) charge-offs	$(4)	$—	$(1)	$—	$1	$(4)
Selected average balances:
Assets	$49,641	$2,878	$5,230	$20,264	$5,795	$83,808
Loans	45,122	2,155	5,104	—	(6)	52,375
Deposits	39,173	26,027	5,198	782	175	71,355
Statistical data:
Return on average assets (a)	2.41%	0.71%	2.55%	n/m	n/m	1.65%
Efficiency ratio (b)	37.53	73.38	66.84	n/m	n/m	53.00

	Commercial	Retail	Wealth
Three Months Ended September 30, 2022	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$478	$188	$55	$(22)	$8	$707
Provision for credit losses	16	2	5	—	5	28
Noninterest income	169	29	77	6	(3)	278
Noninterest expenses	242	170	87	—	3	502
Provision (benefit) for income taxes	94	11	10	(6)	(5)	104
Net income (loss)	$295	$34	$30	$(10)	$2	$351
Net credit-related charge-offs	$6	$—	$—	$—	$7	$13
Selected average balances:
Assets	$48,323	$2,799	$5,097	$22,133	$7,070	$85,422
Loans	44,043	2,066	4,973	—	31	51,113
Deposits	41,471	26,665	5,293	383	164	73,976
Statistical data:
Return on average assets (a)	2.42%	0.51%	2.08%	n/m	n/m	1.63%
Efficiency ratio (b)	37.54	76.81	65.92	n/m	n/m	50.75

	Commercial	Retail	Wealth
Three Months Ended December 31, 2021	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$385	$138	$41	$(103)	$—	$461
Provision for credit losses	(21)	1	(3)	—	(2)	(25)
Noninterest income	168	33	72	10	6	289
Noninterest expenses	229	164	85	—	8	486
Provision (benefit) for income taxes	77	—	7	(22)	(1)	61
Net income (loss)	$268	$6	$24	$(71)	$1	$228
Net credit-related (recoveries) charge-offs	$(6)	$1	$1	$—	$—	$(4)
Selected average balances:
Assets	$43,684	$2,898	$4,935	$18,460	$26,715	$96,692
Loans	40,960	2,084	4,794	—	(13)	47,825
Deposits	50,821	26,714	5,724	954	324	84,537
Statistical data:
Return on average assets (a)	1.95%	0.07%	1.61%	n/m	n/m	0.93%
Efficiency ratio (b)	41.19	95.17	74.64	n/m	n/m	64.24
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.
Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock. Comerica believes that the presentation of tangible common equity adjusted for the impact of accumulated other comprehensive loss provides a greater understanding of ongoing operations and enhances comparability with prior periods.

	December 31,	September 30,	December 31,
(dollar amounts in millions)	2022	2022	2021
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,278	$8,010	$7,458
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$7,884	$7,616	$7,064
Risk-weighted assets	$78,682	$76,661	$69,708
Tier 1 capital ratio	10.52%	10.45%	10.70%
Common equity tier 1 capital ratio	10.02	9.93	10.13
Tangible Common Equity:
Total shareholders' equity	$5,181	$5,069	$7,897
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$4,787	$4,675	$7,503
Less:
Goodwill	635	635	635
Other intangible assets	9	10	11
Tangible common equity	$4,143	$4,030	$6,857
Total assets	$85,406	$84,143	$94,616
Less:
Goodwill	635	635	635
Other intangible assets	9	10	11
Tangible assets	$84,762	$83,498	$93,970
Common equity ratio	5.60%	5.55%	7.93%
Tangible common equity ratio	4.89	4.82	7.30
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$4,787	$4,675	$7,503
Tangible common equity	4,143	4,030	6,857
Shares of common stock outstanding (in millions)	131	131	131
Common shareholders' equity per share of common stock	$36.55	$35.70	$57.41
Tangible common equity per share of common stock	31.62	30.77	52.46

Impact of Accumulated Other Comprehensive Loss to Tangible Common Equity:
Accumulated other comprehensive loss (AOCI)	$(3,742)	$(3,587)	$(212)
Tangible common equity, excluding AOCI	7,885	7,617	7,069
Tangible common equity ratio, excluding AOCI	9.30%	9.12%	7.52%
Tangible common equity per share of common stock, excluding AOCI	$60.19	$58.17	$54.08
(a)December 31, 2022 ratios are estimated.